THE DREYFUS/LAUREL TAX-FREE MUNICIPAL FUNDS

                              October 19, 1995


Dear Shareholder:

     Recently a proxy card and related materials were mailed to you as a holder of Class R shares of Dreyfus/Laurel California Tax-Free Money Fund or Dreyfus/Laurel New York Tax-Free Money Fund in connection with Special Meetings of Shareholders to be held on November 15, 1995. Certain of the information set forth in the Examples in Appendix B of the Proxy Statement sent to you was erroroneus. The enclosed supplementary material contains corrected information as it relates to Class R shares.

     If you have already submitted a proxy card, it is not necessary for you to submit another one unless you wish to change your vote. However, if you have not yet voted or if you have voted and wish to change your vote, an additional proxy card and postage paid return envelope are enclosed for your convenience. If you have any questions, please feel free to call toll-free 1-800-645-6561.

     We apologize for any inconvenience.

                                             Sincerely,



                                             Eric B. Fischman
                                             Vice President






           DREYFUS/LAUREL CALIFORNIA TAX-FREE MONEY FUND



           The following information pertaining to Class R shares supersedes and replaces the information pertaining to Class R shares provided in the table entitled "Proposed Expense Ratio (Without One Year Cap)" under the heading "Example:" on page B-2 of the Proxy Statement:

                               Class R Shares

                                     $ 5
                                     $14
                                     $25
                                     $57






            DREYFUS/LAUREL NEW YORK TAX-FREE MONEY FUND



           The following information pertaining to Class R shares supersedes and replaces the information pertaining to Class R shares provided in the table entitled "Proposed Expense Ratio (Without One Year Cap)" under the heading "Example:" on page B-3 of the Proxy Statement:

                               Class R Shares

                                     $ 5
                                     $14
                                     $25
                                     $57